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                                                                   EXHIBIT 3.1.2

                        THE COMMONWEALTH OF MASSACHUSETTS
                 OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
                       MICHAEL JOSEPH CONNOLLY, SECRETARY
                    ONE ASHBURTON PLACE, BOSTON, MASS. 02108
                            ARTICLES OF ORGANIZATION
                              (UNDER G.L CH. 156B)
                                  INCORPORATORS

NAME                                                         POST OFFICE ADDRESS

Include given name in full in case of natural persons: in case of a corporation, give state of incorporation.

David L. Engel                                  Bernman Engel P.C.
                                                One Boston Place
                                                Boston, Massachusetts 02108



                    The above-named incorporator(s) do hereby associate (themselves) with the intention of forming a corporation under the provisions of General Laws. Chapter 156B and hereby state(s):


1. The name by which the corporation shall be known is: Hingham Management Inc.

2. The purpose for which the corporation is formed is as follows:

                        To, engage in the business of investment management and related administrative activities in connection therewith.

                        To engage in, carry on and conduct any lawful act or activity for which corporations may be organized under the Business Corporation law of The Common wealth of Massachusetts.



















   Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8 1/2 X 11 sheets of paper leaving a left hand margin of at least 1 inch for binding. Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.


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3.     The total number of shares and the par value, if any, of each class of stock within the corporation is authorized as follows.

----------------- --------------------------------------------------------------
                  WITHOUT PAR VALUE                WITH PAR VALUE
CLASS OF STOCK    ------------------ -------------------------------------------
                  NUMBER OF SHARES   NUMBER OF SHARES    PAR         AMOUNT
                                                        VALUE
----------------- ------------------ ---------------- ---------- ---------------
       PREFERRED                                                   $

----------------- ------------------ ---------------- ---------- ---------------

----------------- ------------------ ---------------- ---------- ---------------
        COMMON                            300,000        .01       $3,000.00
--------------------------------------------------------------------------------


*4. If more than one class is authorized. a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:









*5. The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows:









*6. Other lawful provisions, if any, for the conduct and regulation of business and affairs of the corporation, for its voluntary dissolution or for limiting, defining, or regulating the powers of the corporation. or of its directors or stockholders, or of any class of stockholders:

                  See additional Articles 6A, 6B, 6C, 6D and 6E.







*If there are no provisions state "None"


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  ARTICLE 6A.  INDEMNIFICATION

         1. Except as limited by law or as provided in Paragraphs 2 and 3) each Officer or this Corporation (and his heirs and personal representatives) shall be indemnified by this Corporation against all expense incurred by him in connection with each Proceeding in which he is involved as a result or his serving or having served as an Officer of this Corporation or, at the request of this Corporation as a director, officer, employee or other agent or any other organization.

         2. No indemnification shall be provided to an Officer with respect to a matter as to which it shall have been adjudicated in any proceeding that he did not act in good faith in the reasonable belief that his action was in the best interests or this Corporation.

         3. In the event that a Proceeding is compromised or settled so as to impose any liability or obligation upon an Officer or upon this Corporation, no indemnification shall be provided to said Officer with respect to a matter if this Corporation has obtained an opinion or counsel that with respect to said matter said Officer did not act in good faith in the reasonable belief that his action was in the best interests of this Corporation.

         4. To the extent authorized by the Board or Directors or the stockholders, this Corporation may pay indemnification in advance of final disposition or a Proceeding, upon receipt of an undertaking by the person indemnified to reply such indemnification if it shall be established that he is not entitled to indemnification by an adjudication under Paragraph 2 or by an opinion or counsel under Paragraph 3 hereof.

         5. For the purposes of this Article,

                  (a) "Officer" means any person who serves or has served as a director or in any other office filled by election or appointment by the stockholders or the Board of Directors.

                  (b) "Proceeding" means any action, suit or proceeding, civil or criminal, brought or threatened in or before any court, tribunal, administrative or legislative body or agency, and

                  (c) "Expense" means any liability fixed by a judgement, order, decree, or award in a Proceeding, any amount reasonably paid in settlement of a Proceeding and any professional fees and other disbursements reasonably incurred in a Proceeding.

         6. Nothing in this Article shall limit any lawful rights to indemnification existing independently of this Article.



                                      -2A-


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ARTICLE 6B. TRANSACTIONS WITH INTERESTED PERSONS

         1. Unless entered into in bad faith, no contract or transaction by this Corporation shall be void, voidable or in any way affected by reason of the fact that it is with an Interested Person.

         2. For the purposes of this Article, "Interested Person" means any person or organization in any way interested in this Corporation whether as an officer, director, stockholder, employee or otherwise, and any other entity in which any such person or organization or this Corporation is in any way interested.

         3. Unless such contract or transaction was entered into in bad faith, no Interested Person) because of such interest, shall be liable to this Corporation or to any other person or organization for any loss or expense incurred by reason of such contract or transaction or shall be accountable for any gain or profit realized from such contract or transaction.

         4. The provisions of this Article shall be operative notwithstanding the fact that the presence or an Interested Person was necessary to constitute a quorum at a meeting of directors or stockholders of this Corporation at which such contract or transaction was authorized or that the vote or an Interested Person was necessary for the authorization of such contract or transaction.

ARTICLE 6C.  STOCKHOLDERS' MEETINGS

         Meetings of stock holders or this Corporation may be held anywhere in the United States.

ARTICLE 6D.  AMENDMENT OF BY-LAWS

         The By-Laws may provide that the Board or Directors as well as the stockholders may make, amend or repeal the By-Laws of this Corporation, except with respect to any provision thereof which by law, by these Articles or by the By-Laws requires action by the Stockholders.


ARTICLE 6E.  ACTING AS A PARTNER

         This Corporation may be a partner in any business enterprise which it would have power to conduct by itself.







                                      -2B-


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7.  By-laws of the corporation have been duly adopted and the initial directors, president, treasurer and clerk, whose names are set out below, have been duly elected.

8. The effective date of organization of the corporation shall be the date of filing with the Secretary of the Commonwealth.

9. The following information shall not for any purpose be treated as a permanent part of the Articles of Organization of the corporation.

    a. THE POST OFFICE ADDRESS of the INITIAL PRINCIPAL OFFICE of the corporation of Massachusetts is:

     40 Industrial Park Road, South Shore Park, Hingham, Massachusetts 02043

    b. The name, residence, and post office address of each of the initial directors and following officers of the corporation are as follows:

      NAME                               RESIDENCE          POST OFFICE ADDRESS



President:  Michael R. Peers         2 Arlington Street      2 Arlington Street
                                     Boston, MA 02117        Boston, MA 02117


Treasurer:  William M. Watson        48 Parker Street        48 Parker Street
                                     Norwell, MA 02061       Norwell, MA 02061


Clerk:      William M. Watson            "       "               "         "


Directors:  William M. Watson            "       "               "         "

            Michael R. Peers         2 Arlington Street      2 Arlington Street
                                     Boston, MA 02117        Boston, MA 02117




    c. The date initially adopted on which the corporation's fiscal year ends is:

            December 31st

    d. The date initially fixed in the by-laws for the annual meeting of stockholders of the corporation is:

            Fourth Tuesday in April

    e. The name and business address of the resident agent, if any, of the
       corporation is:   N/A

IN WITNESS WHEREOF and under the penalties of perjury the INCORPORATOR(S) sign(s) these Articles of Organization this 14th day of September, 1983.


                                  (ILLEGIBLE)
              ------------------------------------------------------

              ------------------------------------------------------

              ------------------------------------------------------

The signature of each incorporator which is not a natural person must be an individual who shall show the capacity in which he acts and by signing shall represent under the penalties of perjury that he is duly authorized on its behalf to sign these Articles of Organization.


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                     APPLICATION BY FOREIGN CORPORATION FOR
                  AUTHORIZATION TO TRANSACT BUSINESS IN FLORIDA



1.   IVY MANAGEMENT, INC.
--------------------------------------------------------------------------------
     (NAME OF CORPORATION ADDING THE WORD "INCORPORATED" OR "CORPORATION" NOT SO CONTAINED IN THE NAME AT PRESENT).

2.   MASSACHUSETTS                    3. 04-2813653
------------------------------------    ----------------------------------------
     (INCORPORATED UNDER THE LAWS OF)   (FEDERAL EMPLOYER IDENTIFICATION NUMBER)

4.   SEPTEMBER 14, 1983               5. JUNE 29, 1992
     ----------------------             ----------------------------------------
    (DATE OF INCORPORATION)             *(DATE FIRST TRANSACTED BUSINESS IN
                                         FLORIDA) SEE SECTION 607.354 AND
                                         817.155 F.S.

6.   700 S. FEDERAL HIGHWAY, SUITE 300,  BOCA RATON, FL  33432
     ---------------------------------------------------------------------------
     (ADDRESS OF PRINCIPAL OFFICER)

6.   JOHN N. BREAZEALE
     ---------------------------------------------------------------------------
     (NAME OF FLORIDA REGISTERED AGENT REQUIRED PURSUANT TO
     SECTION 607.325 F.S.)

     700 S. FEDERAL HIGHWAY, SUITE 300
     ---------------------------------------------------------------------------
     (STREET ADDRESS IN FLORIDA OF REGISTERED AGENT)

     BOCA RATON,                          FL                          33432
     ---------------------------------------------------------------------------
     (CITY)                         (STATE FLORIDA)                 (ZIP CODE)

8.   TRANSFER AGENT AND INVESTMENT ADVISOR FOR REGISTERED INVESTMENT:
     ---------------------------------------------------------------------------
     (Nature of Business to be Transacted in Florida)

9.   NAME OF OFFICERS                         SPECIFIC ADDRESSES
     ----------------                         ------------------
     SEE ATTACHED                  (P)
     -----------------------------     --------------------------------
                                   (V)
     -----------------------------     --------------------------------
                                   (S)
     -----------------------------     --------------------------------
                                   (T)
     -----------------------------     --------------------------------

     NAME OF DIRECTORS                        SPECIFIC ADDRESSES
     -----------------                        ------------------
     SEE ATTACHED                  (D)
     -----------------------------     --------------------------------
                                   (D)
     -----------------------------     --------------------------------
                                   (D)
     -----------------------------     --------------------------------
                                   (D)
     -----------------------------     --------------------------------

10.  I AM FAMILIAR WITH AND ACCEPT THE OBLIGATIONS PROVIDED FOR IN s. 607.325.


     ACCEPTANCE BY THE REGISTERED AGENT:  /s/ JOHN N. BREAZEALE
                                        -------------------------------
                                          AGENT MUST SIGN ON THIS LINE

                                          John N. Breazeale


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10. 300,000 COMMON SHARES,                    $.01 PER SHARE
    ----------------------------------------------------------------------------
    (Total Authorized Shares (itemized by Class), Par Value of Shares, & without Par Value)

Two officers indicated below must sign this application pursuant to Section 607.317(2)F.S.



/s/ JOHN N. BREAZEALE                              /s/ MICHAEL G. LANDRY
-------------------------                          --------------------------
     Secretary                                         President
     JOHN N. BREAZEALE                                 MICHAEL G. LANDRY



State of              FLORIDA               COUNTY OF      PALM BEACH
        ------------------------------------         ---------------------------


The foreign instrument WAS ACKNOWLEDGED BEFORE ME THIS           13TH
                                                      --------------------------


                         JOHN N. BREAZEALE
of APRIL   ,  1992,  By  MICHAEL G. LANDRY
  ---------     --     ---------------------------------------------------------
                                          (NAME OF OFFICE)

SECRETARY
PRESIDENT                    OF IVY MANAGEMENT INC.
-----------------------------   ------------------------------------------------
 (Title of Officer)                          (Name of Corporation)

A (An) Massachusetts            Corporation on behalf of the Corporation
      --------------------------
         (State or Country)







      (Seal)                         /s/ PATRICIA A. HILL
                                     -------------------------------------------
                                     Patricia A. Hill

                                              NOTARY PUBLIC
                                              Commission expires: 2/6/93


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9. NAME OF OFFICERS                                   SPECIFIC ADDRESS
   ----------------                                   ----------------

   Michael G. Landry                              700 S. Federal Highway
   President and Chairman                         Suite 300
   of the Board                                   Boca Raton, FL 33432

   Keith J. Carlson                               700 S. Federal Highway
   Sr. Vice President                             Suite 300
                                                  Boca Raton, FL  33432

   John N. Breazeale                              700 S. Federal Highway
   Sr. Vice President, Clerk                      Suite 300
   and Secretary                                  Boca Raton, FL  33432

   Jerry Adler                                    700 S. Federal Highway
   Sr. Vice President                             Suite 300
                                                  Boca Raton, FL  33432

   James W. Broadfoot                             700 S. Federal Highway
   Sr. Vice President                             Suite 300
                                                  Boca Raton, FL  33432

   C. William Ferris                              700 S. Federal Highway
   Vice President Finance                         Suite 300
   and Administration                             Boca Raton, FL  33432

   Leslie A. Ferris                               700 S. Federal Highway
   Vice President                                 Suite 300
                                                  Boca Raton, FL  33432


9. NAME OF DIRECTORS                        SPECIFIC ADDRESS
   -----------------                        ----------------

   Alexander Christ                 Mackenzie Financial Corp.
                                    150 Bloor Street West
                                    Toronto, Ontario, Canada M5S 3B5

   James F. O'Donnell               Mackenzie Financial Corp.
                                    150 Bloor Street West
                                    Toronto, Ontario, Canada M5S 3B5

   William G. Crerar                Mackenzie Financial Corp.
                                    150 Bloor Street West
                                    Toronto, Ontario, Canada 5MS 3B5

   Michael G. Landry                700 5. Federal Highway
                                    Suite 300
                                    Boca Raton, FL  33432